UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          August 9, 2018

           Tapestry, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    10 Hudson Yards, New York, NY 10001
 (Address of principal executive offices) (Zip Code)

        (212) 594-1850
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 9, 2018 the Board of Directors (the “Board”) of Tapestry, Inc. (“Tapestry” or the “Company”) appointed Brian Satenstein, 39, the Company’s current Vice President & Assistant Controller, as the Company’s new Vice President, Controller and the principal accounting officer of the Company, effective August 17, 2018.  Mr. Satenstein has served in his current position since March 2018. Prior to that, Mr. Satenstein served in various roles within the Company since July 2014, including more recently, Controller at Stuart Weitzman from 2016 through March 2018. From 2007 through 2014, he held accounting and finance positions of increasing responsibility at Ralph Lauren Corporation.  Mr. Satenstein began his career at KPMG LLP in 2001 through 2007, and is a Certified Public Accountant.

Mr. Satenstein’s annual base salary is $285,000 per year, with a target bonus opportunity pursuant to Tapestry’s Performance-Based Annual Incentive Plan equal to 40% of his base salary (with payment ranging from 0 - 200% of target subject to performance). The actual amount of this bonus will be based on Tapestry’s attaining pre-set financial or other operating criteria determined by the Human Resources Committee (the “Committee”) of the Board in accordance with the terms of the Performance-Based Annual Incentive Plan. All of his salary and bonus are subject to his continued employment with the Company through the time that such salary and bonus would normally be paid.

In 2018, Mr. Satenstein will receive an annual equity grant, which may be granted in a mix of different equity vehicles, which may include stock options and/or restricted stock units. The actual grant value and any such equity grant will be based on his position, performance, time in job and other criteria as the Committee determines, in its discretion, provided that the actual grant value in 2018 will be no less than $200,000.

There are no family relationships between Mr. Satenstein and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) On August 9, 2018 the Board, on the recommendation of the Committee, approved the Tapestry, Inc. 2018 Performance-Based Annual Incentive Plan (the “2018 AIP”). The 2018 AIP, which is based on and replaces the Coach, Inc. 2013 Performance-Based Annual Incentive Plan, reflects the repeal of the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The 2018 AIP is an annual incentive plan pursuant to which the Company’s executive officers and other eligible employees may earn cash bonuses tied to the achievement of performance goals.  The Committee establishes the performance goals and administers the 2018 AIP with respect to the Company’s executive officers.  Under the 2018 AIP, the maximum bonus payable to any one participant for any fiscal year performance period is $6,000,000.   The Board may amend or terminate the 2018 AIP at any time in its discretion.

The description of the 2018 AIP is qualified in its entirety by reference to the full text of the 2018 AIP, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1          Tapestry, Inc. 2018 Performance-Based Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 10, 2018

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and Secretary

EXHIBIT INDEX

10.1          Tapestry, Inc. 2018 Performance-Based Annual Incentive Plan